                                                                      EXHIBIT 22



                                                           CONFIDENTIAL


                                                       GREYHOUND LINES, INC.
                                                                |
              ---------------------------------------------------------------------------------------------------
              |          |            |             |           |                        |           |          |
      Amarillo Trailways | Sistema Internacional de | Eagle Bus Manufacturing,   Greyhound de Mexico |  Wilmington Union Bus
       Bus Center, Inc.  | Transporte de Autobuses, |       Inc. (100%)             S.A. de C.V.     |  Station Corporation
           (75%)         |  Inc. (S.I.T.A.) (100%)  |      *Sold 10/18/91             (99.9%)        |        (24.6%)
                         |              |           |                                                |
                         |              |           |                                                |
               Atlantic Greyhound Lines |    Continental Panhandle       GLI Holding Company     Union Bus Station of
                  of Virginia, Inc.     |         Lines, Inc.                                   Oklahoma City, Oklahoma
                       (100%)           |           (50%)                     (100%)                    (40%)
                                        |
                                        |                                 |
                                        |                                 |   FCA Insurance
                                        |                                 --     Limited
                                        |    Grupo Centro, Inc.           |      (99.9%)
                                        --                                |
                                        |         (100%)                  |
                                        |                                 |
                                        |                                 |   T & V Holding
                                        |                                 --    Company
                                        |       Los Buenos                       (100%)
                                        --   Leasing Co., Inc.                 |
                                        |         (100%)                       |
                                        |                                      |         Texas, New Mexico
                                        |                                      --     & Oklahoma Coaches, Inc.
                                        |    Los Rapidos, Inc.                 |             (100%)
                                        --                                     |
                                                  (100%)                       |
                                                                               |             T.N.M.& O.
                                                                               --            Tours, Inc.
                                                                               |               (100%)
                                                                               |
                                                                               |       Vermont Transit Co., Inc.
                                                                               --
                                                                                               (100%)


*Dissolution in Process                                            March 1, 1997